Exhibit 23.1

Consent of Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, and in the Registration Statements (Form S-3 No. 333-189855 and Form S-8 No.s 333-160486, 333-151686, 333-148041, 333-126306, 333-122708, 333-116449, 333-103622, 333-64246, 333-56576, and 333-32666) of our report dated June 17, 2013, with respect to the consolidated financial statements of Selectica, Inc., included in the Annual Report on Form 10-K for the two-year period ended March 31, 2013.

/s/ Armanino LLP

San Jose, California

February 28, 2014